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Exhibit 12(a)(4)


                           NOTICE OF REDEMPTION PERIOD

                                      UNDER

             UNITS CONSISTING OF REDEMPTION RIGHTS AND COMMON STOCK

                              ORIGINALLY ISSUED BY

                             THERMOLASE CORPORATION

                   AND ASSUMED BY THERMO ELECTRON CORPORATION

           PURSUANT TO WHICH THE UNITS WILL BE REDEEMED AT A PRICE OF

                                 $20.25 PER UNIT

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      THE REDEMPTION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
                 NEW YORK CITY TIME, ON MONDAY, APRIL 30, 2001.

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To Our Clients:                                                   March 21, 2001

    Enclosed for your consideration is a Tender Offer Statement and Rule 13e-3 Transaction Statement on Schedule TO, dated March 21, 2001, from Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"). The Schedule TO is being mailed to you in connection with the redemption period with respect to Thermo Electron's Units, each consisting of 0.132 share of Thermo Electron common stock, $1.00 par value per share, and one redemption right, commencing on April 3, 2001 and ending on April 30, 2001. Upon the valid presentation for redemption of the Units during the redemption period, Thermo Electron will pay to the surrendering holder cash in the amount of $20.25 per Unit redeemed.

    We are the holder of record of Units held by us for your account. A SURRENDER OF UNITS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

    We request instructions, in substantially the form attached hereto, as to whether you wish to have us surrender on your behalf any or all of the Units held by us for your account, pursuant to the terms and subject to the conditions set forth in the Units and the enclosed Tender Offer Statement and Rule 13e-3 Transaction Statement.

    Your attention is directed to the following:

    - The redemption price is $20.25 per Unit, net to you in cash, without interest thereon.

    - The redemption period and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, April 30, 2001.

    If you wish to have us surrender any or all of the Units held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a surrender of your Units, all such Units will be surrendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A SURRENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE REDEMPTION PERIOD.


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                        INSTRUCTIONS WITH RESPECT TO THE

             UNITS CONSISTING OF REDEMPTION RIGHTS AND COMMON STOCK

                              ORIGINALLY ISSUED BY

                             THERMOLASE CORPORATION

                   AND ASSUMED BY THERMO ELECTRON CORPORATION


    The undersigned acknowledge(s) receipt of your letter enclosing the Tender Offer Statement and Rule 13e-3 Transaction Statement on Schedule TO, dated March 21, 2001, from Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), relating to the redemption period commencing on April 3, 2001 and ending on April 30, 2001, under the Units originally issued by ThermoLase Corporation and assumed by Thermo Electron.

    The undersigned instructs you to surrender the number of Units indicated below, and to exercise a corresponding number of Redemption Rights, that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Tender Offer Statement and Rule 13e-3 Transaction Statement and Units.

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Number of Units to be redeemed(1): __________________

Dated: _________________, 2001

SIGN HERE:    Signature(s): __________________________

Please type or print name(s):

Address:

Area Code and Telephone Number:


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(1) Unless otherwise indicated, it will be assumed that all of the Units held by us for your account are to be surrendered.